Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in SandRidge Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
October 13, 2011